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                                December 2, 2005


Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut  06089

         Re:  $1,000,000 SECURED NOTES REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Bear, Stearns & Co. Inc., in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Hartford Life Insurance Company, a Connecticut life insurance company ("Hartford Life"), of a Registration Statement on Form S-3 filed with the Commission on December 2, 2005 (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured notes (the "Notes") to be issued by newly formed statutory trusts formed under the laws of the State of Delaware (each, a "Trust" and together, the "Trusts"), a prospectus supplement relating to secured medium-term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Hartford Life Secured IncomeNotes(sm) to be issued by the Trusts (the "Retail Prospectus Supplement"). The Registration Statement provides for: (i) the registration of up to $1,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes pursuant to an indenture (each an "Indenture"), which will adopt and incorporate the standard indenture terms to be entered into between such Trust and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement, and (ii) the registration of up to $1,000,000, or the equivalent amount in one or more foreign currencies, of Hartford Life's funding agreements (each in the form filed as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to the Trusts in connection with the sale of Notes.

                  In furnishing this opinion letter, we have reviewed and participated in the preparation of: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the form of distribution agreement (each, a "Distribution Agreement"), which will adopt and incorporate the standard distribution


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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Hartford Life Insurance Company
December 2, 2005
Page 2


agreement terms which will be entered into among each Trust, Hartford Life and one or more agents, substantially in the form filed as an exhibit to the Registration Statement, (iii) the standard trust terms (the "Standard Trust Terms"), that will be entered into between Wilmington Trust Company, as trustee (the "Trustee"), and AMACAR Pacific Corp., as trust beneficial owner and administrator (the "Trust Beneficial Owner"), substantially in the form filed as an exhibit to the Registration Statement, (iv) the form of Indenture, (v) the form of omnibus instrument that includes the form of trust agreement, which will adopt and incorporate the Standard Trust Terms, the Distribution Agreement and Indenture to be executed in connection with the creation of each Trust and the issuance by such Trust of its Notes, substantially in the form filed as an exhibit to the Registration Statement, (vi) the Administrative Services Agreement between the Trustee, on behalf of itself and each Trust, and AMACAR Pacific Corp., in its capacity as administrator (the "Administrator"), substantially in the form filed as an exhibit to the Registration Statement,
(vii) the form of Funding Agreement, (viii) the Expense and Indemnity Agreements between Hartford Life and each of the Indenture Trustee, the Trustee and the Trust Beneficial Owner and the Administrator, in each case substantially in the form filed as an exhibit to the Registration Statement and (ix) such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below.

         We have examined, and have relied as to matters of fact upon, originals, or copies of originals certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Hartford Life, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representations of all persons whom we have deemed appropriate. We have also assumed that the transactions described in the Registration Statement are performed in the manner described therein.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussions set forth in the Institutional Prospectus Supplement and the Retail Prospectus Supplement under the heading "Material United States Federal Income Tax Considerations," to the extent describing matters of United States federal income tax law or legal conclusions with respect thereto, are our opinion.

         In rendering the opinion set forth above, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial authorities, rulings, and administrative interpretations and other

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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Hartford Life Insurance Company
December 2, 2005
Page 3


authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinion stated herein.

         This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

         This letter is being delivered solely for the benefit of the person to whom it is addressed and may not be relied on in any manner for any other purpose or by any other person.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Sidley Austin Brown & Wood LLP